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                               FORM OF PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
     FOR THE SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JULY 3, 2001.

The undersigned hereby appoints Judy R. Bartlett, Joseph J. Bertini, and Peter B. Eldridge, and each of them, attorneys and proxies for the undersigned, with full power of substitution, and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 1211 Avenue of the Americas, 41st Floor, New York, NY. 10036 on July 3, 2001, at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders in person or by substitute (or, if only one shall be so present, then that one) and shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or Corporate officer, please give your full title.


HAS YOUR ADDRESS CHANGED?                           DO YOU HAVE ANY COMMENTS?

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/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

Mark box at right if an address change or comment has been      /   /
noted on the reverse side of this card.


CONTROL NUMBER:
RECORD DATE SHARES:


Please be sure to sign and date this Proxy.            Date
-------------------------------------------------------------------------------


--------Shareholder sign here--------------------------Co-owner sign here------


DETACH CARD DETACH CARD

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING COMBINED PROSPECTUS/PROXY
   STATEMENT.

2. CALL THE TOLL-FREE NUMBER
   1-877-PRX-VOTE (1-877-779-8683).
   THERE IS NO CHARGE FOR THIS CALL.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


1. To approve or disapprove the Reorganization.        For    Against   Abstain

                                                      /   /    /   /     /   /

                                                      For All   With-    For All
2. To elect Trustees to serve as members of the      Nominees   hold     Except
   Board of Trustees of the Trust.                    /   /    /   /     /   /

   (01) William J. Armstrong
   (02) Roland R. Eppley, Jr.
   (03) Ann Maynard Gray
   (04) Matthew Healey
   (05) Fergus Reid, III
   (06) James J. Schonbachler
   (07) Leonard M. Spalding, Jr.
   (08) H. Richard Vartabedian


   NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).


3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


                                                                     DETACH CARD


VOTE BY INTERNET
It's fast, convenient, and your vote is immediately confirmed and posted.


FOLLOW THESE FOUR EASY STEPS:


1. READ THE ACCOMPANYING COMBINED PROSPECTUS/PROXY
   STATEMENT.


2. GO TO THE WEBSITE
   http://www.eproxyvote.com/pptxx


3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/pptxx anytime!


    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET